Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-46098, 333-85781, 333-59916, 333-135277), S-4 (File Nos. 333-173267) and S-8 (File Nos. 333-167356, 333-156425, 333-156424, 333-119143, 333-112332, 333-46384, 033-63291, 333-13453, 333-63926, 333-126025, 333-122188) of Universal Health Services, Inc. of our report dated February 28, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2013